UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2013

NuStar GP Holdings, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-32940	85-0470977
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19003 IH-10 West

San Antonio, Texas 78257

(Address of principal executive offices)

(210) 918-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

NuStar GP Holdings, LLC (“NuStar GP Holdings”), a publicly traded Delaware limited liability company, is the 100% owner of NuStar GP, LLC (“NuStar GP”), the general partner of Riverwalk Logistics, L.P., the general partner of NuStar Energy L.P. (the “Partnership”), a publicly traded Delaware limited partnership.

On December 20, 2013, the Partnership announced that Steve Blank, the Executive Vice President and Chief Financial Officer of NuStar GP, plans to retire from such positions effective December 31, 2013. The board of directors of NuStar GP has appointed Tom Shoaf, the current Senior Vice President and Controller of NuStar GP to assume the position of Executive Vice President and Chief Financial Officer of NuStar GP effective December 31, 2013. The board of directors has appointed Jorge Del Alamo, the current Assistant Controller of NuStar GP to succeed Mr. Shoaf as Vice President and Controller.

Mr. Blank also plans to retire, effective December 31, 2013, as the Executive Vice President and Chief Financial Officer of NuStar GP Holdings. The board of directors of NuStar GP Holdings has appointed Mr. Shoaf, the current Senior Vice President and Controller of NuStar GP Holdings, to assume the position of Executive Vice President and Chief Financial Officer effective December 31, 2013.

Mr. Blank has no employment agreement with NuStar GP. Pursuant to a Separation and General Release Agreement, dated effective December 20, 2013, Mr. Blank will receive payment of an aggregate amount of $648,144. Other than this payment, the treatment of his compensation upon retirement will be consistent with the programs as described on pages 123-151 of the Partnership’s Form 10-K for the year ended December 31, 2012. Since the officers of NuStar GP Holdings are also officers of NuStar GP, NuStar GP Holdings’ wholly owned subsidiary and the general partner of Riverwalk Logistics, L.P., the general partner of the Partnership, there are no employment, severance or other agreements between NuStar GP Holdings and Mr. Blank.

Mr. Shoaf, age 55, became Senior Vice President and Controller of NuStar GP and NuStar GP Holdings in February 2012. He served as Vice President and Controller of NuStar GP from July 2005 until his promotion in February 2012. He also served as Vice President and Controller of NuStar GP Holdings from March 2006 until his promotion in February 2012. Mr. Shoaf served as Vice President-Structured Finance for Valero Corporate Services Company, a subsidiary of Valero Energy, from 2001 until his appointment with NuStar GP.

There are no understandings or arrangements between Mr. Shoaf and any other person pursuant to which Mr. Shoaf was selected to serve as Executive Vice President and Chief Financial Officer of NuStar GP or NuStar GP Holdings, other than the employment relationship described above. Mr. Shoaf has no employment or severance agreement with NuStar GP. There are no employment, severance or other agreements between NuStar GP Holdings and Mr. Shoaf and there is no familial relationship that would require disclosure under Item 401(d) of Regulation S-K.

Item 7.01                   Regulation FD Disclosure.

On December 20, 2013, the Partnership issued a press release announcing the events described above, which is attached hereto as Exhibit 99.1 and incorporated herein by reference. In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 is deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01                   Financial Statements and Exhibits.

(d)                     Exhibits.

Exhibit Number	EXHIBIT
Exhibit 99.1	Press release dated December 20, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUSTAR GP HOLDINGS, LLC

Date: December 24, 2013	By:	/s/ Amy L. Perry
		Name:	Amy L. Perry
		Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit Number	EXHIBIT
Exhibit 99.1	Press release dated December 20, 2013.